UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 30, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2007, IA Partners, Inc. (“IA Partners”), a wholly owned subsidiary of Global Hotline, Inc. (“GHI”), and IA Global, Inc. (the “Company”) announced that the Agency Agreement with AFLAC, dated May 10, 2006, was automatically renewed for an additional one year period through May 2, 2008. IA Partners has agreed to sell insurance products on behalf of AFLAC with sales commission’s payable from 30-120 days and ongoing commissions for up to ten years, if the customer continues to maintain the insurance. The Company expects this agreement will continue to result in significant revenues and the additional sales commissions from policy renewals will positively impact the IA Partners and GHI results of operations starting June 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: April 30, 2007

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer